SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 2, 2005
                                                 ------------------------

Commission                     Registrant, State of Incorporation,                 I.R.S. Employer
File Number                    Address and Telephone Number                        Identification No.

0-2429                         Gulf Power Company                                  59-0276810
                               (A Maine Corporation)
                               One Energy Place
                               Pensacola, Florida 32520-0786
                               (850) 444-6111

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01.        Other Events.
                  ------------


See MANAGEMENT'S DISCUSSION AND ANALYSIS - RESULTS OF OPERATIONS - "Future Earnings Potential - FERC and Florida PSC Matters - Storm Damage Cost Recovery" and Note (O) to the condensed financial statements of Gulf Power Company ("Gulf Power") in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 for information on damage related to Hurricane Ivan and the related costs of restoration. On February 2, 2005, Gulf Power, the Office of Public Counsel for the State of Florida and the Florida Industrial Power Users Group filed a Stipulation and Settlement with the Florida Public Service Commission ("PSC") to resolve all matters regarding the effects of Hurricane Ivan on Gulf Power's reserve for property damage (the "Stipulation").

Under the terms of the Stipulation, Gulf Power will recover the retail portion of $51.7 million of Hurricane Ivan storm damage costs, plus interest and revenue taxes, through a monthly surcharge applied to retail customer bills for a twenty-four month period. Such recovery amount excludes the $27.8 million balance in Gulf Power's reserve prior to Hurricane Ivan along with $17.2 million in costs reimbursed by insurance. For purposes of the Stipulation, such recovery amount also excludes $44.8 million from the amount to be recovered, including $26.4 million in capital expenditures that will be treated as a regular addition to Gulf Power's plant-in-service and included in retail rate base.

In the event that the Florida Legislature enacts legislation that allows for the securitization of storm recovery financing under terms of a financing order that provides for the establishment of storm recovery property through a surcharge, the Stipulation provides that Gulf Power may request an order from the Florida PSC under such legislation to securitize the retail portion of the agreed $51.7 million plus interest and revenue taxes, as well as additional amounts not to exceed $27.8 million plus interest and revenue taxes.

Except under circumstances provided for within the Stipulation, Gulf Power has agreed that it will not seek any additional increase in its base rates and charges to become effective on or before March 1, 2007.

The Stipulation is subject to the approval of the Florida PSC, which is expected to rule on the Stipulation at its next meeting on March 1, 2005. The ultimate outcome of this matter cannot now be determined.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 2, 2005     GULF POWER COMPANY





                            By         /s/  Wayne Boston
                              ---------------------------------------------
                                               Wayne Boston
                                            Assistant Secretary